Exhibit 99.2

Foresight Energy LP Completes Initial Public Offering

ST. LOUIS, Missouri—(BUSINESS WIRE)—June 23, 2014—Foresight Energy LP (“Foresight Energy”), a Delaware limited partnership, announced today that it has completed its initial public offering of 17,500,000 common units representing limited partner interests in Foresight Energy at $20.00 per common unit. Foresight Energy has granted the underwriters a 30-day option to purchase up to an additional 2,625,000 common units to cover over-allotments, if any. If the underwriters do not exercise their option to purchase additional common units, Foresight Energy will issue 2,625,000 common units to Foresight Reserves, LP (“Foresight Reserves”) and a member of management, pro rata upon the option’s expiration for no additional consideration. The common units trade on the New York Stock Exchange under the symbol “FELP.”

The common units offered to the public represent a 13.5% limited partner interest in Foresight Energy, or a 15.5% limited partner interest if the underwriters exercise, in full, their option to purchase additional common units. Foresight Reserves and a member of management collectively hold an 86.5% limited partner interest in Foresight Energy, or an 84.5% limited partner interest if the underwriters exercise, in full, their option to purchase additional units.

Barclays, Citigroup, Morgan Stanley, J.P. Morgan, Goldman, Sachs & Co. and Deutsche Bank Securities acted as joint book-running managers for the offering. Stifel, Credit Agricole CIB, PNC Capital Markets LLC and Huntington Investment Company acted as co-managers. This offering of common units was made only by means of a prospectus. The written prospectus, which meets the requirements of Section 10 of the Securities Act of 1933, as amended, may be obtained through: Barclays c/o Broadridge Financial Solutions 1155 Long Island Avenue, Edgewood, NY 11717, Toll-free number: (888) 603-5847, Email: Barclaysprospectus@broadridge.com, Citigroup c/o Broadridge Financial Solutions 1155 Long Island Avenue Edgewood, NY 11717, Toll-free number: (800) 831-9146, or Morgan Stanley Attention: Prospectus Dept. 180 Varick Street, 2nd floor, New York, NY, 10014.

A registration statement relating to these securities has been filed with, and declared effective by, the U.S. Securities and Exchange Commission (“SEC”). The registration statement is available on the SEC’s website at www.sec.gov under the registrant’s name.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Safe Harbor Provisions Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. These statements contain words such as “possible,” “intend,” “will,” “if” and “expect” and can be impacted by numerous factors, including risks relating to the securities markets generally, the impact of adverse market conditions affecting business of Foresight Energy, adverse changes in laws including with respect to tax and regulatory matters and other risks. There can be no assurance that actual results will not differ from those expected by management of Foresight Energy. Foresight Energy undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or which Foresight Energy becomes aware of, after the date hereof.

About Foresight Energy LP

Foresight Energy is a leading coal producer in the Illinois Basin region of the United States with over three billion tons of coal reserves currently supporting four mining complexes. Our logistics give each of these mining complexes multiple modes of transportation to reach the end-users of our coal, including rail, barge and truck. We serve both the domestic and international markets.

Contact

Kurt R. Bruenning

Vice President, Finance & Treasury

(314) 932-6152

Investor.relations@foresight.com